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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-53371 of Data Processing Resources Corporation on Form S-3, Registration Statement No. 333-61017 on Form S-4 and Registration Statements Nos. 333-07145, 333-20627, 333-20629, 333-30663 and 333-45257, all on Form S-8, of our report dated September 25, 1998 (October 20, 1998 as to Note 4, paragraph 11), appearing in Amendment No.1 to the Annual Report on Form 10-K/A of Data Processing Resources Corporation for the year ended July 31, 1998.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
November 24, 1998